Exhibit 99.1

WNS Announces Fiscal 2025 Fourth Quarter and Full Year Earnings,

Provides Guidance for Fiscal 2026

NEW YORK, LONDON, MUMBAI; April 24, 2025 — WNS (Holdings) Limited (WNS) (NYSE: WNS), a digital-led business transformation and services company, today announced results for the fiscal 2025 fourth quarter and full year ended March 31, 2025.

Highlights – Fiscal 2025 Fourth Quarter:

GAAP Financials

•  Revenue of $336.3 million, down 0.2% from $336.8 million in Q4 of last year and up 1.0% from $333.0 million last quarter

•  Profit of $50.8 million, compared to $14.5 million in Q4 of last year and $48.6 million last quarter

•  Diluted earnings per share of $1.12, compared to $0.30 in Q4 of last year and $1.07 last quarter

Non-GAAP Financial Measures*

•  Revenue less repair payments of $323.3 million, down 0.8% from $325.9 million in Q4 of last year and up 1.3% from $319.1 million last quarter

•  Adjusted Net Income (ANI) of $66.2 million, compared to $53.9 million in Q4 of last year and $47.0 million last quarter

•  Adjusted diluted earnings per share of $1.45, compared to $1.12 in Q4 of last year and $1.04 last quarter

Other Metrics

•  Added 9 new clients in the quarter, expanded 50 existing relationships

•  Days sales outstanding (DSO) at 34 days

•  Global headcount of 64,505 as of March 31, 2025

Highlights – Fiscal 2025 Full Year:

GAAP Financials

•  Revenue of $1,314.9 million, down 0.6% from $1,323.4 million in fiscal 2024

•  Profit of $170.1 million, compared to $147.5 million in fiscal 2024

•  Diluted earnings per share of $3.71, compared to $2.99 in fiscal 2024

Non-GAAP Financial Measures*

•  Revenue less repair payments of $1,265.5 million, down 1.5% from $1,284.3 million in fiscal 2024

•  Adjusted Net Income (ANI) of $208.7 million, compared to $218.0 million in fiscal 2024

•  Adjusted diluted earnings per share of $4.55, compared to $4.42 in fiscal 2024

As announced previously, beginning the first quarter of fiscal 2025, WNS transitioned from reporting to the SEC on the forms available to foreign private issuers and preparing its financial statements in accordance with IFRS to voluntarily reporting on US domestic issuer forms and preparing its financial statements in accordance with US GAAP. On July 9, 2024, WNS furnished a report on Form 8-K with the SEC containing a supplementary financial information package comprising its unaudited quarterly financial results for each of the quarters in fiscal 2024 and for full year fiscal 2024 and 2023 prepared in accordance with US GAAP. The supplementary financial information package sets forth the key impact on our quarterly financial statements for each of the quarters in fiscal 2024 and for full year fiscal 2024 and 2023 as a result of our transition to US GAAP. The comparative financial information in this release for the previous fiscal periods are also under US GAAP.

*	See “About Non-GAAP Financial Measures” and the reconciliations of the historical non-GAAP financial measures to our GAAP operating results at the end of this release.

Reconciliations of the non-GAAP financial measures discussed below to our GAAP operating results are included at the end of this release. See also “About Non-GAAP Financial Measures.”

Revenue in the fourth quarter was $336.3 million, representing a 0.2% decrease versus Q4 of last year and an increase of 1.0% from the previous quarter. Revenue less repair payments* in the fourth quarter was $323.3 million, decreasing 0.8% year-over-year and increasing 1.3% sequentially. Excluding exchange rate impacts, constant currency revenue less repair payments* in the fiscal fourth quarter was up 0.1% versus Q4 of last year and up 2.6% sequentially. Year-over-year, revenue growth driven by new client additions and the expansions of existing relationships was largely offset by headwinds from the loss of a large Healthcare client, lower volumes in the online travel segment, and unfavorable currency movements. Sequentially, broad-based revenue growth was partially offset by the Q3 completion of a platform migration project with a large Utilities client and unfavorable currency movements.

Profit in the fiscal fourth quarter was $50.8 million, as compared to $14.5 million in Q4 of last year and $48.6 million in the previous quarter. Year-over-year, profit increased as a result of a $30.9 million goodwill impairment charge in Q4 of last year, $12.2 million from a facility asset sale in India in Q4’25, reductions in ADS transition costs, and favorable currency movements. These benefits were partially offset by higher acquisition-related expenses, increased investments, and a higher effective tax rate. Sequentially, Q4 profit increased as a result of $12.2 million from the facility asset sale, higher volumes, operating margin expansion, and favorable currency movements. These benefits were partially offset by a $13.7 million reversal of contingent consideration relating to the acquisition of The Smart Cube in fiscal Q3, increased share-based compensation expense, and a higher effective tax rate.

Adjusted net income (ANI)* in Q4 was $66.2 million, as compared to $53.9 million in Q4 of last year and $47.0 million in the previous quarter. Explanations for the ANI* movements on a year-over-year and sequential basis are the same as described for GAAP profit above with the exception of amortization of intangible expenses, share-based compensation expense, impairment of intangible assets, costs associated with ADS program termination and transition to voluntarily reporting on US domestic issuer forms, acquisition-related items, and associated tax impacts which are excluded from ANI*.

From a balance sheet perspective, WNS ended Q4 with $267.4 million in cash and investments and $243.5 million in debt. In the quarter, the company generated $53.4 million in cash from operations, incurred $18.6 million in capital expenditures, and repaid $33.0 million in debt. WNS also paid $63.4 million in up-front consideration for the Q4 acquisition of Kipi.ai. Fourth quarter days sales outstanding were 34 days, as compared to 33 days reported in Q4 of last year and 34 days in the previous quarter.

“In the fiscal fourth quarter, WNS sequentially grew constant currency revenue less repair payments* by 2.6%, expanded our adjusted operating margins* by over 200 basis points, and generated strong free cash flow. Other fourth quarter highlights include the acquisition of Kipi.ai, which expands our capabilities in data, analytics, and AI, and the signing of two large transformational deals – one each in the Banking & Financial Services and Travel verticals,” said Keshav Murugesh, WNS’ Chief Executive Officer. “Despite top-line headwinds in fiscal 2025, the company continued to make progress on our strategic investments and position the business for long-term success. Our balanced, disciplined approach to capital allocation was highlighted by the repurchase of 2.8 million ordinary shares of stock, the acquisition of Kipi.ai, and the completion of scheduled debt repayments. Also during the year, WNS voluntarily transitioned to reporting as a domestic filer under US GAAP and gained inclusion in the Russell 2000 and MSCI US Small Cap indices, improving our access to capital. In the second half of fiscal 2025, the company re-established a healthy sequential revenue growth cadence as our client-specific headwinds abated. Entering fiscal 2026, we are excited about our solid business momentum and pipeline, differentiated capabilities, and healthy market opportunity. WNS remains committed to driving strong financial and operational execution, investing ahead of the curve, and delivering long-term sustainable business value for all of our stakeholders.”

Fiscal 2026 Guidance

WNS is providing guidance for the fiscal year ending March 31, 2026, as follows:

•

Revenue less repair payments* is expected to be between $1,352 million and $1,404 million, up from $1,265.5 million in fiscal 2025. Guidance assumes an average GBP to USD exchange rate of 1.29 versus 1.28 in fiscal 2025.

•	ANI* is expected to range between $199 million and $211 million versus $208.7 million in fiscal 2025. Guidance assumes an average USD to INR exchange rate of 87.0 versus 84.5 in fiscal 2025.

•

Based on a diluted share count of 44.9 million shares, the company expects fiscal 2026 adjusted diluted earnings per share* to be in the range of $4.43 to $4.70 versus $4.55 in fiscal 2025 (which included $21.0 million or $0.46 per adjusted diluted earnings per share* of non-recurring benefit from the reversal of a tax liability on intangibles in fiscal Q2’25 and the asset sale in fiscal Q4’25).

“The company has provided our initial forecast for fiscal 2026 based on current visibility levels and exchange rates,” said Arijit Sen, WNS’ Chief Financial Officer. “As compared to fiscal 2025, our guidance for the full year reflects growth in revenue less repair payments* of 7% to 11% on both a reported* and constant currency* basis. We enter the fiscal year with 90% visibility to the midpoint of our revenue projection, which includes a 2% contribution from our acquisition of Kipi.ai. Year-over-year, guidance reflects an increase in adjusted diluted earnings per share* of 8% to 15% excluding non-recurring benefits in fiscal 2025. For the year, we currently expect capital expenditures to be up to $65 million.”

Conference Call

WNS will host a conference call on April 24, 2025, at 8:00 am (Eastern) to discuss the company’s quarterly results. To access the call in “listen-only” mode, please join live via the company’s investor relations website at ir.wns.com. For call participants, please register using this online form to receive your dial-in number and unique PIN/passcode which can be used to access the call. A replay of the webcast will be archived on the company website at ir.wns.com.

About WNS

WNS (Holdings) Limited (NYSE: WNS) is a digital-led business transformation and services company. WNS combines deep domain expertise with talent, technology, and AI to co-create innovative solutions for over 700 clients across various industries. WNS delivers an entire spectrum of solutions including industry-specific offerings, customer experience services, finance and accounting, human resources, procurement, and research and analytics to re-imagine the digital future of businesses. As of March 31, 2025, WNS had 64,505 professionals across 64 delivery centers worldwide including facilities in Canada, China, Costa Rica, India, Malaysia, the Philippines, Poland, Romania, South Africa, Sri Lanka, Turkey, the United Kingdom, and the United States. For more information, visit www.wns.com.

Safe Harbor Statement

This release contains forward-looking statements, as defined in the safe harbor provisions of the US Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations and assumptions about our Company and our industry. Generally, these forward-looking statements may be identified by the use of terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “seek,” “should” and similar expressions. These statements include, among other things, expressed or implied forward-looking statements relating to discussions of our strategic initiatives and the expected resulting benefits, our growth opportunities, industry environment, our expectations concerning our future financial performance and growth potential, including our fiscal 2026 guidance, estimated capital expenditures, and expected foreign currency exchange rates. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include but are not limited to worldwide economic and business conditions, our dependence on a limited number of clients in a limited number of industries; currency fluctuations; political or economic instability in the jurisdictions where we have operations; regulatory, legislative and judicial developments; increasing competition in the BPM industry; technological innovation; our liability arising from fraud or unauthorized disclosure of sensitive or confidential client and customer data; telecommunications or technology disruptions; our ability to attract and retain clients; negative public reaction in the US or the UK to offshore outsourcing; our ability to collect our receivables from, or bill our unbilled services to our clients; our ability to expand our business or effectively manage growth; our ability to hire and retain enough sufficiently trained employees to support our operations; the effects of our different pricing strategies or those of our competitors; our ability to successfully consummate, integrate and achieve accretive benefits from our strategic acquisitions, and to successfully grow our revenue and expand our service offerings and market share; future regulatory actions and conditions in our operating areas; our ability to manage the impact of climate change on our business; and volatility of our share price. These and other factors are more fully discussed in our most recent annual report on Form 20-F and subsequent reports on Form 6-K and Form 8-K filed with or furnished to the US Securities and Exchange Commission (SEC) which are available at www.sec.gov. We caution you not to place undue reliance on any forward-looking statements. Except as required by law, we do not undertake to update any forward-looking statements to reflect future events or circumstances.

References to “$” and “USD” refer to the United States dollars, the legal currency of the United States; references to “GBP” refer to the British pound, the legal currency of Britain; and references to “INR” refer to Indian Rupees, the legal currency of India. References to GAAP or US GAAP refer to United States generally accepted accounting principles. References to IFRS refer to International Financial Reporting Standards, as issued by the International Accounting Standards Board.

CONTACT:

Investors:	Media:

David Mackey EVP – Finance & Head of Investor Relations WNS (Holdings) Limited +1 (646) 908-2615 david.mackey@wns.com	Archana Raghuram EVP & Global Head – Marketing & Communications WNS (Holdings) Limited +91 (22) 4095 2397 archana.raghuram@wns.com ; pr@wns.com

WNS (HOLDINGS) LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, amounts in millions, except share and per share data)

	Three months ended			Year ended
	Mar 31, 2025	Mar 31, 2024	Dec 31, 2024	Mar 31, 2025	Mar 31, 2024
Revenue	$336.3	$336.8	$333.0	$1,314.9	$1,323.4
Cost of revenue (1)	216.3	217.7	216.4	849.4	856.8

Gross profit	120.0	119.1	116.6	465.5	466.6
Operating expenses:
Selling and marketing expenses	20.0	19.3	20.1	82.9	78.3
General and administrative expenses	43.2	45.2	44.4	178.5	184.1
Foreign exchange loss / (gain), net	(1.0)	(0.3)	(0.3)	0.2	(0.7)
Amortization of intangible assets	7.5	7.0	7.1	28.5	33.0
Impairment of intangible assets	—	30.9	—	—	30.9

Operating income	50.3	16.9	45.2	175.4	140.9

Other income, net	(20.8)	(4.9)	(17.3)	(50.5)	(39.4)
Interest expense	3.6	3.8	4.7	18.5	15.3

Income before income tax expense	67.4	18.0	57.9	207.4	165.0
Income tax expenses	16.6	3.5	9.3	37.3	17.5

Net income	$50.8	$14.5	$48.6	$170.1	$147.5

Earnings per share
Basic	$1.17	$0.31	$1.12	$3.87	$3.12
Diluted	$1.12	$0.30	$1.07	$3.71	$2.99
Weighted average number of shares used in computing earnings per share
Basic	43,526,015	46,274,349	43,403,903	43,956,070	47,202,747
Diluted	45,525,509	48,252,531	45,205,037	45,891,262	49,311,774

(1)	Exclusive of amortization expense

WNS (HOLDINGS) LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Unaudited, amounts in millions, except share and per share data)

	As at Mar 31, 2025	As at Mar 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$106.9	$87.4
Investments	156.9	156.5
Accounts receivable, net	129.7	124.6
Unbilled revenue	108.1	107.8
Funds held for clients	7.1	6.9
Derivative assets	12.7	5.8
Contract assets	15.1	11.9
Prepaid expense and other current assets	28.3	28.7

Total current assets	564.8	529.7

Goodwill	409.6	356.3
Other intangible assets, net	122.6	124.4
Property and equipment, net	80.8	73.7
Operating lease right-of-use assets	186.8	181.4
Derivative assets	3.2	1.9
Deferred tax assets	48.7	49.9
Investments	3.6	0.3
Contract assets	58.8	52.8
Other assets	68.5	63.6

TOTAL ASSETS	$1,547.5	$1,434.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29.2	$25.0
Provisions and accrued expenses	33.4	31.2
Derivative liabilities	5.8	4.0
Pension and other employee obligations	108.2	105.4
Short-term borrowings	15.0	40.0
Current portion of long-term debt	68.7	36.7
Contract liabilities	15.8	12.9
Income taxes payable	4.6	8.3
Operating lease liabilities	28.1	28.8
Other liabilities	12.1	19.9

Total current liabilities	321.0	312.0

Derivative liabilities	1.1	0.6
Pension and other employee obligations, less current portion	24.8	24.6
Long-term debt, less current portion	159.8	102.5
Contract liabilities	18.8	12.6
Operating lease liabilities, less current portion	166.3	161.1
Other liabilities	0.1	13.9
Deferred tax liabilities	18.0	19.4

TOTAL LIABILITIES	$709.8	$646.8

Shareholders’ equity:
Share capital (ordinary shares $0.16 (£0.10) par value, authorized 60,000,000 shares; issued: 46,396,722 shares and 45,684,145 shares; each as at March 31, 2025 and March 31, 2024, respectively)	7.4	7.3
Additional paid-in capital	37.5	—
Retained earnings	1,208.0	1,034.4
Other reserves	2.7	6.1
Accumulated other comprehensive loss	(268.1)	(260.6)

Total shareholders’ equity including shares held in treasury	$987.4	$787.3
Less: 2,800,000 shares as at March 31, 2025 and Nil shares as at March 31, 2024, held in treasury, at cost	(149.7)	—

Total shareholders’ equity	$837.7	$787.3

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,547.5	$1,434.1

About Non-GAAP Financial Measures

The financial information in this release includes certain non-GAAP financial measures that we believe more accurately reflect our core operating performance. Reconciliations of these non-GAAP financial measures to our GAAP operating results are included below. A more detailed discussion of our GAAP results is contained in “Part I –Item 5. Operating and Financial Review and Prospects” in our annual report on Form 20-F filed with the SEC on May 10, 2024.

Revenue less repair payments is a non-GAAP financial measure that is calculated as (a) revenue less (b) in our BFSI segment, payments to repair centers for “fault” repair cases where WNS acts as the principal in its dealings with the third party repair centers and its clients. WNS believes that revenue less repair payments for “fault” repairs reflects more accurately the value addition of the business process management services that it directly provides to its clients. For more details, please see the discussion in “Part I – Item 5. Operating and Financial Review and Prospects – Overview” in our annual report on Form 20-F filed with the SEC on May 10, 2024.

Constant currency revenue less repair payments is a non-GAAP financial measure. We present constant currency revenue less repair payments so that revenue less repair payments may be viewed without the impact of foreign currency exchange rate fluctuations, thereby facilitating period-to-period comparisons of business performance. Constant currency revenue less repair payments is presented by recalculating prior period’s revenue less repair payments denominated in currencies other than in US dollars using the foreign exchange rate used for the latest period, without taking into account the impact of hedging gains/losses. Our non-US dollar denominated revenues include, but are not limited to, revenues denominated in pound sterling, South African rand, Australian dollar and Euro.

WNS also presents or discusses (1) adjusted operating margin, which refers to adjusted operating profit (calculated as operating profit / (loss) excluding goodwill & intangible impairment, share-based compensation expense, acquisition-related expenses or benefits, costs related to the exchange of ADSs to ordinary shares, costs related to change to US GAAP reporting and voluntarily filing on US domestic issuer forms with SEC and amortization of intangible assets) as a percentage of revenue less repair payments, (2) ANI, which is calculated as profit excluding goodwill & intangible impairment, share-based compensation expense, acquisition-related expenses or benefits, costs related to the termination of ADS program and listing of ordinary shares, costs related to the transition to voluntarily reporting on US domestic issuer forms and amortization of intangible assets and including the tax effect thereon, and (3) Adjusted net income margin, which refers to ANI as a percentage of revenue less repair payments, and other non-GAAP financial measures included in this release as supplemental measures of its performance.

Acquisition-related expenses or benefits consists of transaction costs, integration expenses, employment-linked earn-out as part of deferred consideration and changes in the fair value of contingent consideration including the impact of present value thereon. WNS presents these non-GAAP financial measures because it believes they assist investors in comparing its performance across reporting periods on a consistent basis by excluding items that are non-recurring in nature and those it believes are not indicative of its core operating performance. In addition, it uses these non-GAAP financial measures (i) to evaluate the effectiveness of its business strategies and (ii) (with certain adjustments) as a factor in evaluating management’s performance when determining incentive compensation. WNS is excluding acquisition-related expenses as described above with effect from fiscal 2023 second quarter.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for WNS’ financial results prepared in accordance with US-GAAP.

The company is not able to provide our forward-looking GAAP revenue, profit and earnings per share without unreasonable efforts for a number of reasons, including our inability to predict with a reasonable degree of certainty the payments to repair centers, our future share-based compensation expense under US-GAAP (Share Based payments), amortization of intangibles and acquisition-related expenses or benefits associated with future acquisitions, goodwill impairment and currency fluctuations. As a result, any attempt to provide a reconciliation of the forward-looking GAAP financial measures (revenue, profit, earnings per share) to our forward-looking non-GAAP financial measures (revenue less repair payments*, ANI* and Adjusted diluted earnings per share*, respectively) would imply a degree of likelihood that we do not believe is reasonable.

Reconciliation of revenue (GAAP) to revenue less repair payments (non-GAAP) and constant currency revenue less repair payments (non-GAAP)

	Three months ended			Year ended
	Mar 31, 2025	Mar 31, 2024	Dec 31, 2024	Mar 31, 2025	Mar 31, 2024
	(Amounts in millions)			(Amounts in millions)
Revenue (GAAP)	$336.3	$336.8	$333.0	$1,314.9	$1,323.4
Less: Payments to repair centers	13.0	10.9	13.9	49.4	39.1
Revenue less repair payments (non-GAAP)	$323.3	$325.9	$319.1	$1,265.5	$1,284.3
Exchange rate impact	1.3	(1.6)	(2.6)	(6.3)	(7.4)
Constant currency revenue less repair payments (non-GAAP)	$324.6	$324.3	$316.5	$1,259.2	$1,291.6

Reconciliation of operating income (GAAP to non-GAAP)

	Three months ended			Year ended
	Mar 31, 2025	Mar 31, 2024	Dec 31, 2024	Mar 31, 2025	Mar 31, 2024
	(Amounts in millions)			(Amounts in millions)
Operating income (GAAP)	$50.3	$16.9	$45.2	$175.4	$140.9
Add: Share-based compensation expense	9.4	9.0	8.6	37.5	51.7
Add: Amortization of intangible assets	7.5	7.0	7.1	28.5	33.0
Add: Impairment of intangible assets	—	30.9	—	—	30.9
Add: Acquisition-related expenses	2.0	0.6	0.7	4.0	3.7
Add: Costs related to the termination of ADS program and listing of ordinary shares	—	3.6	—	0.1	3.6
Add: Costs related to the transition to voluntarily reporting on US domestic issuer forms	—	0.1	0.1	0.7	0.1
Adjusted operating income (non-GAAP)	$69.3	$68.2	$61.7	$246.2	$264.0
Operating income as a percentage of revenue (GAAP)	15.0%	5.0%	13.6%	13.3%	10.6%
Adjusted operating income as a percentage of revenue less repair payments (non-GAAP)	21.4%	20.9%	19.3%	19.5%	20.6%

Reconciliation of net income (GAAP) to ANI (non-GAAP)

	Three months ended			Year ended
	Mar 31, 2025	Mar 31, 2024	Dec 31, 2024	Mar 31, 2025	Mar 31, 2024
	(Amounts in millions, except per share data)			(Amounts in millions, except per share data)
Net income (GAAP)	$50.8	$14.5	$48.6	$170.1	$147.5
Add: Share-based compensation expense	9.4	9.0	8.6	37.5	51.7
Add: Amortization of intangible assets	7.5	7.0	7.1	28.5	33.0
Add: Impairment of intangible assets	—	30.9	—	—	30.9
Add: Acquisition-related expenses / (benefits), net(1)	1.8	0.3	(12.8)	(13.6)	(17.7)
Add: Costs related to the termination of ADS program and listing of ordinary shares	—	3.6	—	0.1	3.6
Add: Costs related to the transition to voluntarily reporting on US domestic issuer forms	—	0.1	0.1	0.7	0.1
Less: Tax impact on above(2)	(3.4)	(11.5)	(4.6)	(14.6)	(31.2)
Adjusted Net Income (non-GAAP)	$66.2	$53.9	$47.0	208.7	$218.0
Net income as a percentage of revenue (GAAP)	15.1%	4.3%	14.6%	12.9%	11.1%
Adjusted net income as a percentage of revenue less repair payments (non-GAAP)	20.5%	16.6%	14.7%	16.5%	17.0%
Adjusted diluted earnings per share (non-GAAP)	$1.45	$1.12	$1.04	4.55	$4.42

(1)

Acquisition related expenses / (benefits) includes reversal of contingent consideration related to acquisition of Smart Cube in three months ended December 2024 and year ended March 2025, and acquisition of Optibuy in year ended March 2025

(2)

The company applies GAAP methodologies in computing the tax impact on its non-GAAP ANI adjustments (including amortization of intangible assets, acquisition-related expenses and share-based compensation expense). The company’s non-GAAP tax expense is generally higher than its GAAP tax expense if the income subject to taxes is higher considering the effect of the items excluded from GAAP profit to arrive at non-GAAP profit.